Exhibit 99.2

Sugamade Executes on its Collaborative Cannabis Cultivation Strategic Model - Enters the “Fresh Frozen” Cannabis Market via Contract Cultivation Contract with Cannabis Global, Inc.

NEW YORK, May 4, 2022 (GLOBE NEWSWIRE) — via InvestorWire – Sugarmade, Inc. (OTC Pink: SGMD) (“Sugarmade”, “SGMD” or the “Company”), an emerging leader in the licensed cannabis sector, today announces its first transaction relative to its collaborative cannabis cultivation strategy via a definitive and executed contract with Cannabis Global, Inc. (OTCPink: CBGL).

Under the terms of the agreement, Sugarmade, via partner licensed and permitted Lake County California cannabis cultivators, will produce approximately 25,000 pounds of “Fresh Frozen” cannabis, which Cannabis Global, Inc. will use in its product lines and will distribute to the California marketplace. Fresh Frozen cannabis is cultivated to be immediately flash frozen upon harvest instead of the traditional treatment of drying and curing after harvest. The companies have signed a pre-booked, fixed-price contract in the amount of $700,000, which will include cash payments from Cannabis Global to Sugarmade of $300,000 and notes for the balance of $400,000. Planting of the cultivators is expected to begin in mid-May and continue into early June.

Jimmy Chan, CEO of Sugarmade, commented, “As we recently announced to our shareholders, we see a strong business model of utilizing now idle resources of other California cultivators who have decided they can no longer afford to cultivate cannabis and market their biomass into the marketplace. This new model will allow local Lake County, California cannabis companies to remain in business to do what they do best - cultivate cannabis - while allowing Sugarmade to concentrate on distribution and marketing of cannabis flower and manufactured products.”

The cannabis strains for Cannabis Global’s cultivation will be specifically selected for attributes conducive to producing ultra-premium solventless extracts and products based on live rosin and hash concentrates. Upon harvest, all cannabis plants will be trimmed with the best flowers immediately flash-frozen to preserve the delicate oil-containing trichomes. This Fresh Frozen cannabis will then be stored at ultra-low temperatures until processed via 100% solventless extraction technologies.

“The market for Fresh Frozen cannabis is snowballing. Thus we believe it is the place to be for the 2022 cultivation season”, commented Arman Tabatabaeii, CEO of Cannabis Global. “We plan to process a large portion of the 25,000 pounds of ultra-premium cannabis at our Lynwood, California laboratory, creating premium solventless extracts for sale into the market and for use in our own manufactured products, thus creating vertical integration to reduce our costs of goods sold. We also plan to store a significant portion of the biomass in the Los Angeles area to create an active wholesale market to the many new solventless extractors in the area via our wholly-owned distribution company, Northern Lights Distribution. We have integrated this cultivation effort into our strategic plan for 2022 and 2023 as an important component to further boost our already fast-growing revenue base.”

The trend toward Fresh Frozen cannabis is being driven by consumer demand. Many educated cannabis consumers are looking beyond ordinary high THC products and seeking naturally produced cannabis products full of natural plant terpenes and flavors. Not only is the market for Fresh Frozen cannabis flower growing, but so is the category of products based on the extracts produced from this form of cannabis biomass. In many ways, the advent of fresh Frozen-oriented cannabis cultivation has turned the cannabis cultivation model on its head. Where cultivators traditionally harvested cannabis plants and then spent weeks or months drying, curing, and processing plant materials, all the while battling heat, humidity, molds, and other factors that could affect the product, Fresh Frozen oriented cultivation allows growers to ditch the traditional model by cutting down the plants at the peak of freshness, stripping the large leaves, branches and stems and then bagging the remaining materials bound storage in industrial freezes at temperatures well below -5F. With the rapid harvesting process, airtight storage, and near cryogenic storage temperatures, almost all of the natural cannabis plant essence is preserved.

About Sugarmade

Sugarmade, Inc. (OTC Pink: SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush, NUG Avenue, Lemon Glow and Budcars. For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as but not limited to; economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition, uncontrollable forces of nature and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Investor Relations Contact:

EDM Media, LLC

https://edm.media

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com